EXHIBIT 99.1

-APi Group Provides Preliminary Year-End 2020 Results-

-Establishes Net Revenues Guidance for 2021-

-To Date, the Company Has Initially Received $174 Million From the Exercise of Outstanding Warrants-

New Brighton, Minnesota – February 15, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today provided preliminary year-end 2020 results, established net revenues guidance for 2021 and announced cash proceeds initially received from the exercise of outstanding warrants. The Company is participating in the Barclays Industrial Select Conference on February 16, 2021 and Citi’s 2021 Global Industrials Virtual Conference on Thursday, February 18, 2021 and may discuss these items while at the conferences.

The Company believes that adjusted net revenues for 2020 will be approximately $3.5 billion and adjusted EBITDA will be at the mid to higher end of the increased guidance range of $370 to $380 million provided on December 9, 2020. APi’s cash generation remained strong in December and as of the end of the year, the Company had approximately $515 million in cash and cash equivalents on its balance sheet. Results for the fourth quarter and full year 2020 are expected to be reported in the latter half of March.

Russ Becker, APi’s President and Chief Executive Officer stated: “I am pleased with our 2020 results. Despite the challenges faced as a result of COVID-19 related disruptions, our proactive approach to managing risk across our platform and the strength of our recurring revenue services-focused business model yielded results. Our business is solid and is performing well as we remain focused on our pre-COVID-19 objectives and long-term value creation targets.

As we look ahead to this year, we are cautiously optimistic about the opportunities in front of us while being realistic about the challenges COVID-19 creates. We believe that 2021 net revenues will range between $3,650 to $3,750 million driven by our relentless focus on service and inspection combined with our disciplined approach to project and customer selection. We expect growth in segment net revenues on an organic basis of approximately 8% in Safety Services and 6% in Specialty Services, offset by a decline of approximately 30% in Industrial Services, in line with our disciplined and strategic focus on improving margins by solid project selection as opposed to growing the top line, particularly in the Industrial Services segment. Excluding the strategic decline in Industrial Services, we expect growth in organic net revenues of approximately 7%. For 2021 adjusted EBITDA, we are comfortable with the current analyst consensus of approximately $412 million.”

Since APi’s announcement regarding a mandatory redemption event with respect to all of its outstanding warrants (OTCBB: JCQQ) on January 27, 2021, the Company has initially received approximately $174 million of cash proceeds resulting from the exercise of approximately 45.3 million outstanding warrants to purchase 15.1 million shares of common stock.

As of February 12, 2021, there are approximately 18.5 million warrants outstanding and approximately 195.6 million shares of common stock outstanding. The potential exercise of the remaining outstanding warrants before redemption would result in the issuance of an additional 6.2 million shares of common stock and approximately $71 million of additional cash proceeds to the Company.

Each warrant will be mandatorily redeemed by the Company for $0.01 per warrant on February 25, 2021, unless exercised before 5:00 p.m. on February 24, 2021.

APi Co-Chair James E. Lillie added: “We believe the company continues to be well positioned to execute on our long-term goals and capitalize on strategic opportunities. Our balance sheet is strong and we have significant capacity and bandwidth to absorb additional accretive acquisitions. Assuming the remaining outstanding warrants are exercised before redemption, total cash proceeds to the Company will be approximately $244 million since our announcement on January 27th. This influx of cash combined with the $515 million on our balance sheet as of the end of 2020 provides us with significant liquidity, in order of focus, for opportunistic M&A, stock buybacks and debt repayment. Additionally, as we indicated late last year, we are planning on holding an investor day during the second quarter to provide expanded discussion about the company and certain key strategic initiatives as we focus on top line growth in our core businesses, supplemental M&A and margin expansion.”

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America and with an expanding platform in Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) certain expected 2020 financial results; (ii) the Company’s guidance for 2021, including net revenues, organic growth in segment net revenues for each of the Company’s segments and adjusted EBITDA, the assumptions it made and the drivers contributing to its guidance; (iii) the Company’s business model, long-term targets, goals, outlook, opportunities and strategic initiatives and their order of priority; (iv) the future impact of the COVID-19 pandemic; (v) the level of exercise of the warrants in advance of the mandatory redemption and the expected proceeds therefrom; (vi) the Company’s financial flexibility and its impact on driving growth and shareholder value; (vii) the Company’s positioning to deliver growth to its shareholders; and (viii) the creation of significant capacity for opportunistic M&A, stock buybacks and debt repayment. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (v) the trading price of the Company’s common stock, which may be positively or negatively impacted by the warrant redemption, market and economic conditions, including as a result of the COVID-19 pandemic, the availability of Company common stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

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The Company’s management believes that adjusted EBITDA, which excludes business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), is useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

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The Company’s management believes that organic net revenues growth provides a consistent basis for year-over-year comparisons in net revenues as it excludes the impacts of non-bolt-on acquisitions, completed divestitures, and changes in foreign currency impacts. Foreign currency impacts represents the effect of foreign currency on current period reported net revenues and is calculated as the difference between current period net revenues by applying the prior year average monthly exchange rates to the current year local currency net revenues amounts (excluding acquisitions and divestitures).

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Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA, organic net revenues growth and adjusted net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies.